As filed with the Securities and Exchange Commission on December 8, 2021

Registration No. 333-238633

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOUTHWESTERN ENERGY COMPANY

SUBSIDIARY GUARANTOR REGISTRANTS (SEE BELOW)

(Exact name of registrant as specified in its charter)

Delaware	71-0205415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10000 Energy Drive

Spring, Texas 77389

(832) 796-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher W. Lacy

Vice President, General Counsel and Corporate Secretary

10000 Energy Drive

Spring, Texas 77389

(832) 796-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

P. Michelle Gasaway

Frank Bayouth

Eric C. Otness

Skadden, Arps, Slate, Meagher & Flom LLP

1000 Louisiana Street, Suite 6800

Houston, Texas 77002

(713) 655-5100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check one):		Accelerated filer	☐

Large accelerated filer	☒	Smaller reporting company	☐

Non-accelerated filer	☐	Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price (6)(7)	Amount of registration fee
Common Stock	(1)(2)(3)	$(4)
Preferred Stock	(1)(2)(3)	$(4)
Debt Securities	(1)(2)	$(4)
Guarantees of Debt Securities of Southwestern Energy Company	(5)	$(5)
Depositary Shares	(1)(2)	$(4)
Warrants	(1)(2)	$(4)
Purchase Contracts	(1)(2)	$(4)
Units	(1)(2)	$(4)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(3)	Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable, under the terms of any such plan.
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of the entire registration fee.
(5)

There are being registered hereunder guarantees of the debt securities of the Registrant by certain of the Registrant’s subsidiaries listed in the “Subsidiary Guarantor Registrants” table below. No separate consideration will be paid in respect of such guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable in respect of such guarantees.

(6)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate (i) number of shares of common stock, shares of preferred stock, depositary shares, warrants, purchase contracts, units, securities issuable upon exercise of such warrants, and such securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions, (ii) amount of debt securities as may be sold from time to time at indeterminate prices by the registrant and (iii) number or amount of such securities as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution adjustment.

SUBSIDIARY GUARANTOR REGISTRANTS (1)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Angelina Gathering Company, LLC	Texas	71-0205415
A.W. Realty Company, LLC	Texas	71-0205415
SWN Drilling Company, LLC	Texas	71-0205415
SWN E & P Services, LLC	Texas	71-0205415
SWN Energy Services Company, LLC	Texas	71-0205415
SWN International, LLC	Delaware	71-0205415
SWN Midstream Services Company, LLC	Texas	71-0205415
SWN Producer Services, LLC	Texas	71-0205415
SWN Production Company, LLC	Texas	71-0205415
SWN Production (Louisiana), LLC	Texas	71-0205415
SWN Production (Ohio), LLC	Texas	71-0205415
SWN Water Resources Company, LLC	Texas	71-0205415
SWN Well Services, LLC	Texas	71-0205415

(1)

One or more of the above registrants, each a Subsidiary Guarantor Registrant, may fully and unconditionally guarantee, on a joint and several basis, subject to customary release provisions, any series of debt securities of Southwestern Energy Company offered by the prospectus contained as part of this registration statement as set forth in a related prospectus supplement.

The address, including zip code, and telephone number, including area code, of each of the Subsidiary Guarantor Registrant’s principal executive offices is 10000 Energy Drive, Spring, Texas 77389, telephone (832) 796-1000. The name, address, and telephone number of the agent for service for each Subsidiary Guarantor Registrant is Christopher W. Lacy, Southwestern Energy Company, 10000 Energy Drive, Spring, Texas 77389, telephone (832) 796-1000.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-238633) of Southwestern Energy Company is being filed pursuant to Rule 413(b) under the Securities Act of 1933, as amended, to: (i) add an additional Subsidiary Guarantor Registrant, which is a wholly owned subsidiary of the Registrant, as co-registrant to the Registration Statement; (ii) register guarantees by that additional Subsidiary Guarantor Registrant of debt securities of the Registrant, as additional securities that may be offered under the prospectus included herein; (iii) add Netherland, Sewell & Associates, Inc. as a listed expert for GEP Haynesville, LLC and (iv) file additional exhibits to the Registration Statement under Item 16 of Part II thereof. This Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 shall become effective immediately upon filing with the Securities and Exchange Commission.

EXPERTS

Estimates of GEP Haynesville, LLC’s oil and gas reserves and related future net cash flows and the present value thereof were based on a reserve report prepared by Netherland, Sewell & Associates, Inc., Houston, Texas, an independent petroleum engineering firm. Those estimates are included in this prospectus supplement in reliance upon the authority of such firm as an expert in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby(3).

SEC registration fee	$(1)
Fees and expenses of the trustee	$(2)
Fees and expenses of the transfer agent	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)

Other	$(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
(3)

Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Item 15. Indemnification of Directors and Officers

Southwestern Energy Company is incorporated under the laws of Delaware.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Under Article SEVENTH of Southwestern Energy Company’s certificate of incorporation, Southwestern Energy Company will indemnify its directors and officers to the fullest extent authorized or permitted by law, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of Southwestern Energy Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives.

Southwestern Energy Company maintains directors’ and officers’ reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

SWN International, LLC is a limited liability company organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The operating agreement of SWN International, LLC provides that, subject to certain limitations and conditions, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a member or manager of SWN International, LLC or while a manager of SWN International, LLC is or was serving at the request of SWN International, LLC as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by SWN International, LLC to the fullest extent permitted by the DGCL, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits SWN International, LLC to provide broader indemnification rights than said law permitted SWN International, LLC to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification thereunder shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. In addition, the operating agreement provides that SWN International, LLC shall indemnify and advance expenses to an officer, employee or agent of SWN International, LLC to the same extent and subject to the same conditions under which it is required to indemnify and advance expenses to managers.

Angelina Gathering Company, LLC, A.W. Realty Company, LLC, SWN Drilling Company, LLC, SWN E & P Services, LLC, SWN Energy Services Company, LLC, SWN Midstream Services Company, LLC, SWN Producer Services, LLC, SWN Production Company, LLC, SWN Production (Louisiana), LLC, SWN Production (Ohio), LLC, SWN Water Resources Company, LLC and SWN Well Services, LLC are each limited liability companies organized under the laws of Texas.

Section 101.402 of the Texas Business Organizations Code permits a Texas limited liability company to (i) indemnify a person, (ii) pay in advance or reimburse expenses incurred by a person and (iii) purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person.

The company agreement of each of A.W. Realty Company, LLC, SWN Drilling Company, LLC, SWN E & P Service, LLC, SWN Energy Services Company, LLC, SWN Midstream Services Company, LLC, SWN Producer Services, LLC, SWN Production Company, SWN Production (Louisiana), LLC, SWN Production (Ohio), LLC, SWN Water Resources Company, LLC and SWN Well Services, LLC provide that each entity shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such entity), by reason of the fact that such person is or was a Member or officer of such entity, or is or was a Member or officer of such entity serving at the request of such entity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all matters for which indemnification would be provided to such person under the Certification of Incorporation and Bylaws of Southwestern Energy Company, as in effect from time to time, as if that person were a director or officer of Southwestern Energy Company, or is or was a director or officer of Southwestern Energy Company serving at the request of Southwestern Energy Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The operating agreement of Angelina Gathering Company, LLC provides that, subject to certain limitations and conditions, each Person who was or is made a party or is threatened to be made a party to or is involved in any Proceeding, or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a member or manager of Angelina Gathering Company, LLC or while a manager of Angelina Gathering Company, LLC is or was serving at the request of Angelina Gathering Company, LLC as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by Angelina Gathering Company, LLC to the fullest extent permitted by the Texas Business Corporation Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Angelina Gathering Company, LLC to provide broader indemnification rights than said law permitted Angelina Gathering Company, LLC to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification thereunder shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. In addition, the operating agreement provides that Angelina Gathering Company, LLC shall indemnify and advance expenses to an officer, employee or agent of Angelina Gathering Company, LLC to the same extent and subject to the same conditions under which it is required to indemnify and advance expenses to managers.

Item 16. Exhibits

(a)	Exhibits

Exhibit Number	Description

1.1**	Form of Underwriting Agreement.

4.1	Form of Specimen Certificate Representing Common Stock (Incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K/A dated August 3, 2006).

4.2	Indenture, dated as of August 30, 2021, between Southwestern Energy Company and Regions Bank, as trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated August 30, 2021).

4.3**	Form of Debt Security.

4.5**	Form of Deposit Agreement.

4.6**	Form of Warrant.

4.7**	Form of Warrant Agreement.

4.8**	Form of Purchase Contract Agreement.

4.9**	Form of Unit Agreement.

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (Included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP (Southwestern Energy Company).

23.3*	Consent of PricewaterhouseCoopers LLP (Indigo Natural Resources LLC).

23.4*	Consent of Grant Thornton LLP (Montage Resources Corporation).

23.5*	Consent of Netherland, Sewell & Associates, Inc. (Southwestern Energy Company).

23.6*	Consent of Netherland, Sewell & Associates, Inc. (Indigo Natural Resources LLC).

23.7*	Consent of Netherland, Sewell & Associates, Inc. (GEP Haynesville, LLC).

24.1	Powers of Attorney of Southwestern Energy Company (Incorporated by reference to the signature pages hereto).

24.2*	Powers of Attorney of the Subsidiary Guarantor Registrants (Incorporated by reference to the signature pages hereto).

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Regions Bank, as trustee under the indenture filed as Exhibit 4.2 above.

*	Filed herewith.
**

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

Item	17. Undertakings

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communications that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spring, Texas, on the 8th day of December, 2021.

SOUTHWESTERN ENERGY COMPANY

By:	/s/ Carl Giesler, Jr.
Carl Giesler, Jr.
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William J. Way William J. Way	Director, President and Chief Executive Officer (Principal Executive Officer)	December 8, 2021

* Carl Giesler, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 8, 2021

* Colin P. O’Beirne	Controller (Principal Accounting Officer)	December 8, 2021

* John D. Gass	Director	December 8, 2021

* Catherine A. Kehr	Director	December 8, 2021

* Greg D. Kerley	Director	December 8, 2021

* Jon A. Marshall	Director	December 8, 2021

* Patrick M. Prevost	Director	December 8, 2021

* Anne Taylor	Director	December 8, 2021

* S.P. Johnson IV	Director	December 8, 2021

SIGNATURE	TITLE	DATE

* Denis J. Walsh III	Director	December 8, 2021

* By:	/s/ William J. Way
William J. Way
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spring, Texas, on the 8th day of December, 2021.

A.W. REALTY COMPANY, LLC

SWN E & P SERVICES, LLC

SWN INTERNATIONAL, LLC

SWN MIDSTREAM SERVICES COMPANY, LLC

SWN PRODUCTION COMPANY, LLC

SWN PRODUCTION (LOUISIANA), LLC

SWN PRODUCTION (OHIO), LLC

SWN WATER RESOURCES COMPANY, LLC

By:	Southwestern Energy Company, its sole member

By:	/s/ Carl Giesler, Jr.
Carl Giesler, Jr.
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clay A. Carrell, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462 of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Clay A Carrell Clay A. Carrell	President (Principal Executive Officer) of each of A.W. Realty Company, LLC, SWN E & P Services, LLC, SWN International, LLC, SWN Production Company, LLC, SWN Production (Louisiana), LLC, SWN Production (Ohio), LLC and SWN Water Resources Company, LLC	December 8, 2021

SIGNATURE	TITLE	DATE

/s/ R. Jason Kurtz R. Jason Kurtz	President (Principal Executive Officer) of SWN Midstream Services Company, LLC	December 8, 2021

* Carl Giesler, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer) of each of A.W. Realty Company, LLC, SWN E & P Services, LLC, SWN International, LLC, SWN Midstream Services Company, LLC, SWN Production Company, LLC, SWN Production (Louisiana), LLC, SWN Production (Ohio), LLC and SWN Water Resources Company, LLC	December 8, 2021

* Colin P. O’Beirne	Vice President and Controller (Principal Accounting Officer) of each of A.W. Realty Company, LLC, SWN E & P Services, LLC, SWN International, LLC, SWN Midstream Services Company, LLC, SWN Production Company, LLC, SWN Production (Louisiana), LLC, SWN Production (Ohio), LLC and SWN Water Resources Company, LLC	December 8, 2021

* Carl Giesler, Jr.	Executive Vice President and Chief Financial Officer of Southwestern Energy Company in its capacity as the sole member of each of A.W. Realty Company, LLC, SWN E & P Services, LLC, SWN International, LLC, SWN Midstream Services Company, LLC, SWN Production Company, LLC, SWN Production (Louisiana), LLC, SWN Production (Ohio), LLC and SWN Water Resources Company, LLC	December 8, 2021

* By:	/s/ Clay A. Carrell
Clay A. Carrell
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spring, Texas, on the 8th day of December, 2021.

ANGELINA GATHERING COMPANY, L.L.C. SWN ENERGY SERVICES COMPANY, LLC SWN PRODUCER SERVICES, LLC

By:	Southwestern Midstream Services Company, its sole member

By:	Southwestern Energy Company, its sole member

By:	/s/ Carl Giesler, Jr.
Carl Giesler, Jr.
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl Giesler, Jr., as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462 of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ R. Jason Kurtz R. Jason Kurtz	President (Principal Executive Officer) of each of Angelina Gathering Company, L.L.C., SWN Energy Services Company, LLC and SWN Producer Services, LLC	December 8, 2021

/s/ Carl Giesler, Jr. Carl Giesler, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer) of each of Angelina Gathering Company, L.L.C., SWN Energy Services Company, LLC and SWN Producer Services, LLC	December 8, 2021

SIGNATURE	TITLE	DATE

/s/ Colin P. O’Beirne Colin P. O’Beirne	Vice President and Controller (Principal Accounting Officer) of each of Angelina Gathering Company, L.L.C., SWN Energy Services Company, LLC and SWN Producer Services, LLC	December 8, 2021

/s/ Carl Giesler, Jr. Carl Giesler, Jr.	Executive Vice President and Chief Financial Officer of Southwestern Energy Company in its capacity as the sole member of Southwestern Midstream Services Company in its capacity as the sole member of each of Angelina Gathering Company, L.L.C., SWN Energy Services Company, LLC and SWN Producer Services, LLC	December 8, 2021

* By:	/s/ Carl Giesler, Jr.
Carl Giesler, Jr.
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spring, Texas, on the 8th of December, 2021.

SWN DRILLING COMPANY, LLC

By:	SWN Production Company, LLC, its sole member

By:	Southwestern Energy Company, its sole member

By:	/s/ Carl Giesler, Jr.
Carl Giesler, Jr.
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Clay A. Carrell Clay A. Carrell	President (Principal Executive Officer) of SWN Drilling Company, LLC	December 8, 2021

* Carl Giesler, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer) of SWN Drilling Company, LLC	December 8, 2021

* Colin P. O’Beirne	Vice President and Controller (Principal Accounting Officer) of SWN Drilling Company, LLC	December 8, 2021

* Carl Giesler, Jr.	Executive Vice President and Chief Financial Officer of Southwestern Energy Company in its capacity as sole member of SWN Production Company, LLC in its capacity as the sole member of SWN Drilling Company, LLC	December 8, 2021

* By:	/s/ Clay A. Carrell
Clay A. Carrell
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spring, Texas, on the 8th December, 2021.

SWN WELL SERVICES, LLC

By:	SWN E & P Services, LLC, its sole member

By:	Southwestern Energy Company, its sole member

By:	/s/ Carl Giesler, Jr.
Carl Giesler, Jr.
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Clay A. Carrell Clay A. Carrell	President (Principal Executive Officer) of SWN Well Services, LLC	December 8, 2021

* Carl Giesler, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer) of each of SWN Well Services, LLC	December 8, 2021

* Colin P. O’Beirne	Vice President and Controller (Principal Accounting Officer) of SWN Well Services, LLC	December 8, 2021

/s/ Carl Giesler, Jr. Carl Giesler, Jr.	Executive Vice President and Chief Financial Officer of Southwestern Energy Company in its capacity as sole member of SWN E & P Services, LLC in its capacity as the sole member of SWN Well Services, LLC	December 8, 2021

* By:	/s/ Clay A. Carrell
Clay A. Carrell
Attorney-in-Fact